                                                                  EXHIBIT 4.1



Number                                                                Shares
JBL
                       [JetBlue Airways Corporation Logo]

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY


                                                             SEE REVERSE
                                                       FOR CERTAIN DEFINITIONS

                           JETBLUE AIRWAYS CORPORATION
                                                          CUSIP 477143 10 1

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                  Common Stock


THIS CERTIFIES THAT


IS THE HOLDER OF


         FULLY PAID AND NON-ASSESSABLE SHARES OF $0.01 PAR VALUE, OF THE COMMON STOCK OF


                           JetBlue Airways Corporation


transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney upon surrender of this certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to all the laws of the State of Delaware and the provisions of the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, to which the holder by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:



/s/ DAVID NEELEMAN                                        /s/ TOM KELLY
------------------------------                            --------------------
CHIEF EXECUTIVE OFFICER                      [SEAL]       SECRETARY

COUNTERSIGNED AND REGISTERED:
EquiServe Trust Company, N.A.
Transfer Agent and Registrar


By:  /s/ Stephen Cesso
   ---------------------------------
   Stephen Cesso
   Authorized Officer

         The Company is authorized to issue more than one series of stock. Upon written request the Company will furnish without charge to each stockholder a copy of the powers, designations, preferences and relative rights, participating or optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - _____ Custodian _____
TEN ENT - as tenants by the entireties                          (Cust)          (Minor)
JT TEN - as joint tenants with right of           under Uniform Gifts to Minors
         survivorship and not as tenants          Act___________________
         in common                                        (State)

Additional abbreviations may also be used though
            not in the above list.

         For Value Received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________

_________________________________________

_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________ Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Dated  ____________________________


                              NOTICE:     THE SIGNATURE TO THIS ASSIGNMENT MUST
                              CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER

Signature(s) Guaranteed:

---------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATION AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad 15.


KEEP THIS CERTIFICATE IN A SAFE PLACE.
IF IT IS LOST, STOLEN, MUTILATED OR
DESTROYED, THE CORPORATION WILL REQUIRE
A BOND OF INDEMNITY AS A CONDITION TO
THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The Company's certificate of incorporation and bylaws restrict foreign ownership of shares of the Company's common stock. These restrictions currently require that 75% of the voting stock must be owned or controlled, directly or indirectly by "U.S. citizens," as such term is defined in 49 U.S.C. ss.40102(a)(15)and in administrative interpretations thereof issued by the Department of Transportation, its predecessors and successors, from time to time. All non-U.S. citizens who own (beneficially or of record) shares of the Company's common stock must register their ownership of such shares with the Company. A holder of shares of the Company's common stock may be precluded from voting such shares at the time of any vote of stockholders in the event that (i) the holder is a non-U.S. citizen and (ii) the foreign ownership of shares of the Company's voting stock exceeds the limits imposed by U.S. federal law. Upon request, the Company will provide the holder of this certificate with a copy of its certificate of incorporation and bylaws.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN JETBLUE AIRWAYS CORPORATION AND EQUISERVE TRUST COMPANY N.A., AS THE RIGHTS AGENT, DATED AS OF ____________, 2002, (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF JETBLUE AIRWAYS CORPORATION UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. JETBLUE AIRWAYS CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.